UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 27, 2007

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:	Results of Operations and Financial Condition.

On February 27, 2007, the Registrant reported its second quarter fiscal year 2007 revenue results. A copy of the press release issued by the Registrant on February 27, 2007 concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing. The information in this report, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01:	Other Events.

The Registrant has determined that it will participate in the recently announced IRS Compliance Resolution Program for Employees Other than Corporate Insiders for Additional 2006 Taxes Arising Under IRC section 409A due to the Exercise of Stock Rights. This Program allows companies to pay any 409A related taxes on previously exercised stock options on behalf of employees, other than Section 16 officers, that may have resulted from the use of incorrect measurement dates for option grants. The deadline to notify the IRS to participate is February 28, 2007. Although Registrant has not yet determined the final costs associated with participation in the program, the Registrant currently believes that the cost associated with participation in this program will not be material.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release of the Registrant, dated February 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/s/ Richard J. Gaynor
Richard J. Gaynor
Chief Financial Officer
Vice President, Finance and Administration,
Secretary and Treasurer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

Dated: February 27, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Registrant, dated February 27, 2007, reporting the Registrant’s second quarter fiscal year 2007 revenue results